Exhibit 1A-11

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated May 2, 2017 relating to the balance sheet of Property Income Trust LLC as of December 31, 2016, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the year then ended, and the related notes to the financial statements, as well as our Independent Auditor’s Report dated January 13, 2017 relating to the balance sheet of Property Income Trust LLC as of December 31, 2015, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the period from December 8, 2015 (inception) to December 31, 2015, and the related notes to the financial statements, and to the reference to our firm under the heading “Experts” in such Offering Circular.

/s/ Artesian CPA, LLC

Denver, CO

August 9, 2017

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com